CombiMatrix Enters Into Merger Agreement with Invitae Corporation to be Acquired for $33 Million in Invitae Common Stock

$27 million offered to holders of CombiMatrix

Common Stock (Nasdaq: CBMX) subject to certain adjustments

$6 million offered to holders of CombiMatrix

Series F Warrants (Nasdaq: CBMXW)

IRVINE, Calif. (July 31, 2017) – CombiMatrix Corporation (NASDAQ: CBMX) (“CombiMatrix” or “the Company”), a family health molecular diagnostics company specializing in DNA-based reproductive health and pediatric testing services, announced that it has entered into a definitive merger agreement with Invitae Corporation (NYSE: NVTA) (“Invitae”) to be acquired in an all-stock merger for approximately $33 million of combined consideration, based on a fixed price per share of Invitae’s common stock of $9.49 and subject to certain adjustments described below. The merger has been approved by each company’s board of directors and is conditioned upon, among other things, approval by CombiMatrix’s stockholders, Invitae’s registration of common stock to be used to acquire CombiMatrix, and at least 90% participation in a warrant exchange offer as noted below. CombiMatrix engaged in a fifteen-month long market check with the assistance of its exclusive financial advisor. After the conclusion of that market check, CombiMatrix, assisted by its advisors, had months of negotiations with Invitae before entering into the definitive merger agreement.

The consideration payable to the holders of currently outstanding shares of CombiMatrix common stock, as well as currently outstanding Series F preferred stock, restricted stock units and in-the-money options, is $27 million, based on a fixed price per share of Invitae’s common stock of $9.49 and subject to an adjustment for “Net Cash” of CombiMatrix at closing. Net Cash, as defined in the merger agreement for this purpose, includes all current assets, less all current liabilities (including amounts payable pursuant to the Company’s executive severance plan) and capital lease obligations of the Company, less all transaction-related expenses including amounts owed to the Company’s strategic advisors, accountants and attorneys, less amounts owed to repurchase certain CombiMatrix common stock warrants, less amounts payable under the Company’s transaction bonus plan that was adopted on December 2, 2015 and less $250,000 stipulated for working capital purposes. Based on the Company’s current forecasts and estimates of Net Cash, and based on a fixed price per share of Invitae’s common stock of $9.49, the Company presently estimates that the CombiMatrix price per share received by CombiMatrix common stockholders would be between approximately $8.00 and $8.65. Because the value of the transaction to CombiMatrix stockholders is based on a fixed price per share of Invitae’s common stock of $9.49, the overall value of the merger consideration potentially to be received by CombiMatrix stockholders will fluctuate based on the market price of Invitae common stock between now and any closing. There are currently 2,918,726 shares of CombiMatrix common stock outstanding, and an additional 125,738 shares of CombiMatrix common stock issuable pursuant to currently outstanding Series F preferred stock, restricted stock units and in-the-money common stock options.

As part of the proposed acquisition, the merger agreement contemplates that Invitae will conduct an exchange offer in which holders of CombiMatrix Series F warrants will be offered approximately $6 million in shares of Invitae common stock, based on $2.90 per warrant and 2,067,076 Series F warrants currently outstanding, with such consideration also based on a fixed price per share of Invitae’s common stock of $9.49. Because the value of the transaction is based on a fixed price per share of Invitae’s common stock of $9.49, the overall value of the exchange offer consideration potentially to be received by CombiMatrix Series F warrant holders will fluctuate based on the market price of Invitae common stock between now and any closing. Under the terms of the merger agreement, holders of at least 90% of the Series F warrants outstanding must accept the exchange tender offer and tender their warrants to receive shares of Invitae common stock. If holders of less than 90% of outstanding Series F warrants tender, Invitae may elect to terminate the merger. Holders of Series F Warrants may exercise their warrants at any time prior to any closing of the merger if they so choose, and the merger agreement anticipates an increase in the consideration paid to CombiMatrix common stockholders as more shares of CombiMatrix common stock become outstanding as a result of such exercises. Based on a fixed price per share of Invitae’s common stock of $9.49 and subject to the Net Cash adjustment, the consideration potentially to be received by CombiMatrix common stockholders (including holders of shares issued upon the exercise of Series F warrants) could increase by approximately $15 million, if all Series F Warrants were exercised. The proposed merger is expected to close in the fourth quarter of 2017, but is subject to customary closing conditions, including CombiMatrix stockholder approval, as well as the warrant exchange participation threshold noted above.

Mark McDonough, President and Chief Executive Officer of CombiMatrix, stated, “We are excited about the prospect of joining forces with Invitae, one of the nation’s fastest-growing genetics information companies, to help achieve even higher levels of patient satisfaction, growth and shareholder value. At CombiMatrix, we have worked very hard to establish ourselves as a high-touch, patient-focused organization delivering the highest quality in reproductive health and pediatric diagnostic testing services. Over the past few years we have consistently increased our revenue, grown our customer base, improved gross margins and significantly reduced our operating loss despite capital constraints. By coming together with Invitae, we believe we can synergistically combine their scale, technology and expertise with the CombiMatrix product offering, human capital and sales channels to achieve even greater success in the future for the company and our shareholders.”

Sean George, Chief Executive Officer of Invitae, stated, “For many people, preparing to have a child is their introduction to the power of genetics to inform health decisions. The combination of Invitae and CombiMatrix will expand our ability to provide actionable answers to the complex questions that can arise when starting a family. CombiMatrix’s expertise in miscarriage analysis and assisted reproduction, deep relationships with perinatal specialists and established technologies will round out Invitae’s capabilities, creating a comprehensive platform to further accelerate the use of genetic information in mainstream medical care.”

Torreya Partners LLC is acting as exclusive financial advisor to CombiMatrix and provided a fairness opinion to the Board of Directors of CombiMatrix. Stradling Yocca Carlson & Rauth P.C. is acting as legal advisor to CombiMatrix in connection with the transaction.

More information regarding the merger agreement, planned merger and the terms and conditions thereof have been disclosed in the Current Report on Form 8-K filed by CombiMatrix today with the Securities and Exchange Commission and available at www.sec.gov.

About CombiMatrix Corporation

CombiMatrix Corporation provides best-in-class molecular diagnostic solutions and comprehensive clinical support to foster the highest quality in patient care. CombiMatrix specializes in pre-implantation genetic diagnostics and screening, prenatal diagnosis, miscarriage analysis and pediatric developmental disorders, offering DNA-based testing for the detection of genetic abnormalities beyond what can be identified through traditional methodologies. Our testing focuses on advanced technologies, including single nucleotide polymorphism chromosomal microarray analysis, next-generation sequencing, fluorescent in situ hybridization and high resolution karyotyping. Additional information about CombiMatrix is available at www.CombiMatrix.com or by calling (800) 710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this press release, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “approximates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “possible,” “likely,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding the Company’s and Invitae’s expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed merger; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed merger by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed merger; and the timing of the completion of the proposed merger. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to: the risk that Invitae’s common stock price drops below $9.49; the risk that “Net Cash” at closing is lower than the Company forecasts; the risk that holders of less than 90% of the Series F warrants tender their securities or the Company’s stockholders fail to approve the merger and the merger agreement is terminated due to these reasons; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the proposed merger is delayed; the inability to complete the merger due to the failure to satisfy any of the conditions to completion of the merger; the impact of the announcement or the completion of the merger on the market price of the common stock of the Company or Invitae, or on Company’s or Invitae’s relationships with their employees, existing customers and suppliers or potential future customers and suppliers and on their operating results and businesses generally; the ability of Invitae to successfully integrate CombiMatrix’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed merger; the risk that if the merger is terminated and the Company has to pay termination fees and transaction expenses, the Company may not have sufficient funds to make such payments; the Company’s estimates of total market sizes for the tests that it offers; the Company’s ability to grow revenue and improve gross margin; delays in achieving cash flow-positive operating results; the risk that test volumes and reimbursements level off or decline; the risk that payors decide to not cover the Company’s tests or to reduce the amounts they are willing to pay for the Company’s tests; the risk that the Company will not be able to grow it’s business as quickly as it needs to; the inability to raise capital; the loss of members of the Company’s sales force; the Company’s ability to successfully expand the base of its customers, add to the menu of its diagnostic tests, develop and introduce new tests and related reports, expand and improve its current suite of diagnostic services, optimize the reimbursements received for its molecular testing services, and increase operating margins by improving overall productivity and expanding sales volumes; the Company’s ability to successfully accelerate sales, steadily increase the size of its customer rosters in all of its genetic testing markets; the Company’s ability to attract and retain a qualified sales force in wider geographies; the Company’s ability to ramp production from its sales; rapid technological change in the Company’s markets; changes in demand for the Company’s future services; legislative, regulatory and competitive developments; general economic conditions; and various other factors. Further information on potential factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company, Invitae, the proposed merger or other matters attributable to the Company, Invitae or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Important Information

In connection with the planned merger described above, Invitae intends to file one or more registration statements on Form S-4 with the Securities and Exchange Commission (the “SEC”) that will include a proxy statement of CombiMatrix that also constitutes a prospectus of Invitae. CombiMatrix and Invitae also plan to file other documents with the SEC regarding the proposed merger. This communication is not a substitute for any registration statement, proxy statement/prospectus or other document CombiMatrix or Invitae may file with the SEC in connection with the proposed merger. Investors and security holders of CombiMatrix are urged to read the proxy statement/prospectus and other relevant documents when filed with the SEC as they will contain important information about the proposed merger. Any definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of CombiMatrix. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about CombiMatrix and Invitae, when filed, without charge, at the SEC’s website (www.sec.gov). Copies of CombiMatrix’s SEC filings may also be obtained from CombiMatrix without charge at CombiMatrix’s website (www.CombiMatrix.com) or by directing a request to CombiMatrix at (949) 753-0624. Copies of Invitae’s SEC filings may also be obtained from Invitae without charge at Invitae’s website (www.Invitae.com) or by directing a request to Invitae at (347) 204-4226. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Participants in Solicitation

CombiMatrix, Invitae and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of CombiMatrix in respect of the proposed merger. Information regarding CombiMatrix’s directors and executive officers is available in CombiMatrix’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 3, 2017 and CombiMatrix’s definitive proxy statement on Schedule 14A, filed with the SEC on May 1, 2017. Information regarding Invitae’s directors and executive officers is available in Invitae’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017 and Invitae’s definitive proxy statement on Schedule 14A, filed with the SEC on April 6, 2017. Additional information regarding the interests of such potential participants will be included in the registration statements and proxy statement to be filed with the SEC by CombiMatrix in connection with the proposed merger and in other relevant documents filed by CombiMatrix with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Company Contact:	Investor Contact:
Mark McDonough	LHA Investor Relations
President & CEO, CombiMatrix Corporation	Jody Cain
(949) 753-0624	(310) 691-7100
jcain@lhai.com

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